EXHIBIT 99.2

NFL Hall of Famer Eric Dickerson Joins TPT Global Tech as Brand Ambassador for VüMe Super App

Topic: Partnerships

Thursday, 07 November 2024 11:00 AM

SAN DIEGO, CA / ACCESSWIRE / November 7, 2024 / NFL Hall of Fame Running Back Eric Dickerson has joined TPT Global Tech, Inc. (OTC PINK:TPTW) (www.tptglobaltech.com), a leading innovator in the telecommunications and technology industries, as a Brand Ambassador to support the upcoming launch of TPT's VüMe Super App. Dickerson will help to develop sports content and documentary projects as part of TPT's rapidly expanding media portfolio. The projects will be produced through subsidiary TPT Media and Entertainment's Blue Collar Productions division.

As part of this collaboration, Dickerson will host a live sports show on VüMe. VüMe is a revolutionary all-in-one platform that integrates original content, social media, live broadcasting, and digital services like live TV, VOD and gaming,. The platform, set to launch later this year, will provide exclusive sports, entertainment and interactive features for fans.

Dickerson's role will also extend to the production of sports-themed documentaries, developed under Blue Collar Productions, TPT Media's content arm. Blue Collar has produced acclaimed documentaries, including Women In Fashion: 100 Years of Design, which premiered on Amazon Prime in the U.S. and U.K. in May 2024, and has also recently partnered with the band Smash Mouth to bring their origin story to the screen.

"We are thrilled to have such an accomplished athlete and entrepreneur such as Eric join us at such an exciting time," said Stephen J. Thomas III, CEO of TPT Global Tech. "With the upcoming launch of VüMe, we are poised to deliver high-quality sports and entertainment content to a global audience. Blue Collar Productions has been instrumental in creating premium documentaries, and we are confident that Eric will elevate our offerings with his unique perspective and industry insight."

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TPT's VüMe app aims to revolutionize digital content consumption, offering users a comprehensive platform for entertainment, social engagement, and more. The company plans to utilize this new platform to host original shows, live events, and documentary content, positioning VüMe as a leading destination for creators and consumers alike.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc

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